Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the use in this Annual Report [Form 40-F] of CGI Group Inc. [the “Company”] of our report dated November 27, 2012 with respect to the consolidated financial statements of the Company as of September 30, 2012, 2011 and October 1, 2010 and for the years ended September 30, 2012 and 2011 included herein and our report dated November 27, 2012 with respect to the effectiveness of internal control over financial reporting as of September 30, 2012.

We also consent to the incorporation by reference in Registration Statements [Form S-8 Nos. 333-112021, 333-13350, 333-66044, 333-74932, 333-146175 and 333-177013] pertaining to the Company’s stock option plans of our reports dated November 27, 2012 with respect to the consolidated financial statements of the Company as of September 30, 2012, 2011 and October 1, 2010 and for the years ended September 30, 2012 and 2011 included herein and the effectiveness of internal control over financial reporting as of September 30, 2012.

Montréal, Canada	Ernst & Young LLP
December 20, 2012	Chartered Professional Accountants